EXHIBIT 99.1

ACTIVCARD REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

FREMONT, CA – April 29, 2004 – ActivCard Corp. (NASDAQ: ACTI), a global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on and enterprise access cards, today reported financial results for the quarter ended March 31, 2004. In the first quarter of fiscal 2004, ActivCard revenues were $7.3 million, compared with $6.7 million in the fourth quarter of 2003 and $13.1 million in the first quarter of 2003.

Net loss for the quarter was $9.1 million, or $0.22 per diluted share, compared with a net loss of $9.4 million or $0.22 per diluted share in the fourth quarter of 2003 and $4.6 million, or $0.11 per diluted share in the first quarter of 2003. The net loss for the first quarter of 2004 included charges of $1.2 million relating to a restructuring and business realignment plan executed in March 2004. Also included in the net loss for the quarter ended March 31, 2004 was the $1.6 million loss incurred by ASPACE Solutions Limited, a company in which ActivCard holds a 49 percent voting control interest.

“During the first quarter, we made significant progress on our strategic plan, including the interoperability of our enterprise access card, secure remote access and single sign on solutions for enterprise and government customers.” stated William Crowell, ActivCard Chairman of the Board. “We are now focusing on the initiatives to bring these innovative products and associated technology to market, which we believe will address the growing and diverse strong authentication and digital identity management needs of companies worldwide. We also began to execute a cost-reduction plan and restructuring aimed at maximizing efficiencies throughout our global organization. We believe our investment in interoperable and modular product development and the expansion of strategic partnerships, together with the realignment of our resources, will allow us to build our leadership position in the growing market for enterprise-wide identification solutions,” concluded Mr. Crowell.

As of March 31, 2004 the Company had $222 million in cash and short-term investments.

First Quarter and Subsequent Highlights

•	Continued our strength in the U.S. government market with ActivCard solutions deployed in civilian department smart card programs such as the Bureau of Land Management. Enabled the deployment of over 5 million cards to date utilizing ActivCard software in Department of Defense Common Access Card roll-out.

•	Achieved highest revenue in the Europe-Middle East-Africa region since June, 2001. This revenue included enterprise, government and financial accounts.

•	Introduced a converged product line with modular solutions for government, enterprise, and financial services. The new ActivCard integrated architecture makes it easier to securely issue, use, manage, and deploy components of digital identity infrastructure as needed and allows customers to start with simple solutions and upgrade over time.

•	Launched a low-cost, lifetime replacement option token that makes strong authentication affordable for the enterprise.

•	Signed new distributors including Unipalm in the UK and expanded relationship with Alternative Technologies in North America.

•	Received two industry awards honoring ActivCard solutions – Card Technology Magazine’s “Breakthrough Award” for the CICCP (Spanish Ministry of Public Works) Secure Digital Signature customer deployment – And SC Magazine’s Global Awards 2004 recognition of ActivClient™ as “Best Smart Card / Token Solution”.

Outlook

In the second quarter of 2004, the Company expects revenues to range between $7.0 million and $8.0 million. In addition, the Company expects to record additional restructuring charges during the remainder of the year as various elements of the restructuring plan are executed and completed by the fourth quarter of 2004.

Conference Call

ActivCard will hold a conference call at 11 a.m. Eastern Time today, Thursday, April 29, 2004, to discuss first quarter results. To access the conference call, please dial 800-866-5043 in the U.S., or 303-262-2190 for international callers. Participants are asked to dial-in at least 10 minutes prior to the start of the call, and will need to reference “ActivCard First Quarter Financial Results.” A live Webcast of this conference call will be available on the Investor page of the ActivCard Website at http://www.activcard.com/company/ir_home.html. Webcast participants should register approximately 10 minutes before the event to download and install any necessary software. A taped replay of the conference call will also be available approximately one hour after the call concludes and will be accessible through May 15, 2004. To access the replay, please dial 800-405-2236 in the U.S., or 303-590-3000 outside of the U.S. Both replay numbers require the passcode 577045#. An archived replay of the Webcast will be available on the Company’s website after the call as well.

Financial Schedules Attached

About ActivCard

ActivCard, www.activcard.com, a global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on and enterprise access cards. Our scalable systems and strong authentication solutions are trusted by organizations – from enterprise to governments around the world. ActivCard delivers maximum Return On Identity™ (ROI) through increased security, reduced cost, and user convenience. The modular product design allows our customers to add capabilities as required, preserving their investment.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with our future operating results, changes in our management team, changes in our business focus, cost reduction initiatives and streamlining of our operations, our history of losses, the concentration of our customer base, our reliance on strategic relationships, our non-controlling interest in ASPACE, and other risks identified in our periodic filings with the United States Securities and Exchange Commission, including, but not limited to, those appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q. Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark and ActivClient and Return on Identity are trademarks of ActivCard in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Contact

ActivCard Corporate

Julie White

jwhite@activcard.com

510-574-1708

ActivCard

Unaudited Condensed Consolidated Statements of Operations

(In thousands of US dollars, except per share data)

	For the three months ended March 31,

	2004	2003

Revenues	$7,303	$13,067
Cost of revenues	3,025	5,172

Gross margin	4,278	7,895

Operating expenses
Research and development	4,384	4,550
Selling and marketing	6,125	5,253
General and administrative	1,378	1,400
Amortization of acquired intangibles	114	152
Other charges	1,187	1,892

	13,188	13,247

Loss from operations	(8,910)	(5,352)

Interest and other income	1,016	1,245
Foreign exchange gain (loss)	410	(216)

Loss from continuing operations before income taxes, minority interest and equity in net loss of Aspace Solutions Limited	(7,484)	(4,323)

Income taxes	(55)	(62)
Minority interest	35	49
Equity in net loss of Aspace Solutions Limited	(1,572)	—

Loss from continuing operations	(9,076)	(4,336)

Loss from discontinued operations	—	(228)

Net loss	$(9,076)	$(4,564)

Basic and diluted loss per common share:
From continuing operations	$(0.22)	$(0.10)
From discontinued operations	—	(0.01)

	$(0.22)	$(0.11)

Weighted average number of common shares:
Basic and diluted	42,144	40,614
Other charges consist of:
Restructuring and business realignment expenses	$1,187	$947
Re-incorporation expenses	—	945

Total other charges	$1,187	$1,892

ActivCard

Unaudited Condensed Consolidated Balance Sheets

(In thousands of US dollars)

	March 31, 2004	December 31, 2003

ASSETS
Current assets
Cash and equivalents	$45,638	$33,599
Short term investments	176,386	195,135
Accounts receivable	3,037	3,364
Inventory	2,470	2,744
Other receivables	2,048	2,372
Other current assets	760	1,082

Total current assets	230,339	238,296

Restricted investments	566	551
Property and equipment	4,512	4,498
Investment in Aspace Solutions Limited	4,439	5,816
Goodwill	15,322	15,322
Other intangible assets	1,668	1,825
Other assets	792	793

Total assets	$257,638	$267,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$9,570	$11,179
Restructuring and business realignment accruals	1,222	892
Deferred revenue	3,696	2,875
Income taxes payable	20	148

Total current liabilities	14,508	15,094

Long-term portion of restructuring and business realignment accruals	3,720	3,859
Other long-term liabilities	1,136	1,056

Total long-term liabilities	4,856	4,915

Minority interest	1,477	1,513

Shareholders’ equity
Common shares and paid-in capital	398,386	398,004
Accumulated deficit	(148,474)	(139,398)
Accumulated other comprehensive loss	(12,971)	(12,816)
Deferred stock compensation	(144)	(211)

Total shareholders’ equity	236,797	245,579

Total liabilities and shareholders’ equity	$257,638	$267,101

ActivCard

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands of US dollars)

For the three months ended March 31, 2004

Operating activities
Net loss from continuing operations	$(9,076)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operations:
Depreciation and amortization	577
Amortization of acquired intangible assets	114
Amortization of deferred compensation	61
Minority interest	(35)
Equity in net loss of Aspace Solutions Limited	1,572
Other non-cash items, net	38
Increase (decrease) in cash from:
Accounts receivable	304
Other receivables	317
Inventories	222
Other current assets	(93)
Accounts payable and accrued liabilities	(1,495)
Restructuring and business realignment accruals	191
Deferred revenue	854
Income taxes payable	(128)

Net cash used in operating activities	(6,577)

Investing activities
Purchases of property and equipment	(625)
Purchases of short term investments	(55,061)
Proceeds from sales and maturities of short term investments	73,854
Investments in other long term assets	60

Net cash provided by investing activities	18,228

Financing activities
Proceeds from exercise of stock options and warrants	387
Increase in long term obligations	57

Net cash provided by financing activities	444

Effect of exchange rate changes on cash and equivalents	(56)

Net decrease in cash and equivalents	12,039
Cash and equivalents, beginning of period	33,599

Cash and equivalents, end of period	$45,638